EXHIBIT 32.1 – SECTION 1350 CERTIFICATIONS

Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

I, William S. Rosenstadt , Chief Executive Officer and Acting Principal Accounting Officer of Lone Pine Holdings, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2011
/s/ William S. Rosenstadt
William S. Rosenstadt
Chief Executive Officer,
Acting Principal Accounting Officer, and
Chief Financial Officer